CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the RSI Holdings, Inc. Amended 2002 Stock Option Plan of our report dated October 31, 2002, with respect to the consolidated financial statements of RSI Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 2002.




                                    /s/ Elliott Davis, LLC
Elliott Davis, LLC
Greenville, South Carolina
April 21, 2003